Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

DATED AS OF JULY 27, 2007

This THIRD AMENDMENT TO CREDIT AGREEMENT (together with all Exhibits, Schedules and Annexes hereto, this “Amendment”) is among KEY ENERGY SERVICES, INC., a Delaware corporation (the “Borrower”), the Guarantors signatory hereto, the LENDERS (as defined in the Credit Agreement), and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders and other Secured Parties (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.                                   The Borrower, the Lenders, the Administrative Agent, Wells Fargo Foothill, Inc., as Revolving Administrative Agent, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, and the other agents party thereto, entered into a Credit Agreement dated as of July 29, 2005 (together with all Annexes, Exhibits and Schedules thereto, and as heretofore amended, the “Credit Agreement”).  Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Credit Agreement.

B.                                     The Borrower has requested that the Lenders amend the Credit Agreement as set forth herein, subject to the terms and conditions contained in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is amended as follows:

(a)                                  the definition of “Report Date” contained in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Report Date”:  October 31, 2007, provided that with respect to all financial statements other those set forth in 6.1(a)(ii) for the fiscal periods ending March 31, 2007 and June 30, 2007, the Report Date shall be August 31, 2007.

(b)                                 Section 7.6(d) of the Credit Agreement is hereby amended and restated as follows:

(d)                                 the Borrower may repurchase its common stock at market prices in an aggregate amount not to exceed $300,000,000 in the aggregate during the term of this Agreement so long as (i) (x) if such repurchase is prior to the Financial Reporting Compliance Date, the Borrower’s Consolidated Leverage Ratio (based on the most recent twelve-month period for which financial statements are available) is not greater than 1.75 to 1.00 or (y) if the repurchase is after the Financial Reporting Compliance Date, the Borrower’s Consolidated Leverage Ratio (based on the most recent twelve month period for which financial statements are available) is not greater than 2.50 to 1.00 and (ii) no Default or Event of Default exists and is continuing, or would result therefrom; and

(c)                                  Section 7.8(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(g)(1)                   in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Wholly Owned Subsidiaries constituting acquisitions of Persons or ongoing businesses engaged primarily in one or more lines of businesses permitted under Section 7.15 (“Permitted Acquisitions”); provided that:

(i)                                     immediately prior to and after giving effect to any such Permitted Acquisition, no Default or Event of Default shall exist and be continuing and the Borrower shall have certified same to the Administrative Agent in writing;

(ii)                                  if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary or (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower (with the Borrower or such Wholly Owned Subsidiary being the surviving corporation in such merger);

(iii)                               all of the provisions of Section 6.10 have been or will be complied with in all material respects in respect of such Permitted Acquisition; and

(iv)                              after giving pro forma effect to the proposed Permitted Acquisition, the Borrower shall be in compliance with the financial covenants set forth in Section 7.1;

(g)(2)                   any Stock Repurchases permitted under Section 7.6 and any purchases of Indebtedness not restricted by Section 7.9;

2.                                       Conditions to Effectiveness.  The effectiveness of all the amendments contained in Section 1 of this Amendment are conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions precedent have been satisfied being referred to herein as the “Amendment Effective Date”):

(a)                                  the Administrative Agent shall have received signed, written authorization from the Required Lenders to execute this Amendment, and shall have received counterparts of this Amendment signed by each of the Borrower, the Guarantors and the Administrative Agent;

(b)                                 each of the representations and warranties contained in Section 3 below shall be true and correct in all material respects on and as of the Amendment Effective Date;

(c)                                  the Borrower shall have paid to each of the Lenders authorizing the execution this Amendment by 5:00 p.m. July 27, 2007, an amendment fee equal to the product of 0.25% multiplied by the amount of each such Lender’s Commitment;

(d)                                 the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document; and

(e)                                  the Administrative Agent shall have received such other documents, instruments, certificates and approvals as it may reasonably request.

3.                                       Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                  Authority.  The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and to perform its obligations hereunder and under the Loan Documents (as amended hereby).  Each of the Guarantors has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment.  The execution, delivery and performance by the Borrower and Guarantors of this Amendment and the Loan Documents (as amended hereby) and the transactions contemplated hereby and thereby have been authorized by all necessary corporate or other organizational action of such Person.  No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered on behalf of each Loan Party that is party thereto.  Each of this Amendment and each Loan Document as amended hereby (i) constitutes a legal, valid and binding obligation of each Loan Party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (ii) is in full force and effect.  Neither the execution, delivery or performance of this Amendment or the performance of the Loan Documents (as amended hereby), nor the performance of the transactions contemplated hereby or thereby, will adversely affect the validity, perfection or priority of the Collateral Agent’s Lien on any of the Collateral or its ability to realize thereon.  This Amendment is effective to amend the Credit Agreement as provided herein.

(c)                                  Guaranty Obligations.  Each of the signatories hereto who have executed this Amendment under the caption “Guarantors” is a Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (i) acknowledges that notwithstanding the execution and delivery of this Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (ii) confirms and ratifies its obligations under the Guarantee and Collateral Agreement and each other Loan Document executed by it.

(d)                                 Representations and Warranties.  After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of an earlier date) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

(e)                                  No Conflicts.  Neither the execution, delivery and performance of this Amendment, nor the performance of and compliance with the terms and provisions hereof or of the Loan Documents (as amended hereby) by any Loan Party will, at the time of such performance, (i) violate any Requirement of Law or any material Contractual Obligation of any Loan Party or (ii) result in, or require, the creation or imposition of any Lien (other than Liens created by the Loan Documents) on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

(f)                                    No Default.  After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or Event of Default.

4.                                       Reference to and Effect on Credit Agreement.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment is a Loan Document.

(b)                                 Except as specifically amended above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations under and as defined therein.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

5.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

6.                                       Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.                                       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

LEHMAN COMMERCIAL PAPER INC.

By:
Name:
Title:

BORROWER:

KEY ENERGY SERVICES, INC.

By:
Name: William M. Austin
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Third Amendment]

Execution Version

GUARANTORS:

KEY ENERGY DRILLING, INC.
ODESSA EXPLORATION INCORPORATED
UNITRACK SERVICES HOLDING, INC.

By:
Name: William M. Austin
Title: Vice President and Treasurer

KEY ENERGY SERVICES, LLC
KEY ENERGY PRESSURE PUMPING SERVICES, LLC
KEY ENERGY FISHING & RENTAL SERVICES, LLC
KEY ENERGY SHARED SERVICES, LLC*
MISR KEY ENERGY INVESTMENTS, LLC
MISR KEY ENERGY SERVICES, LLC
KEY ELECTRIC WIRELINE SERVICES, LLC

By:
Name: William M. Austin
Title: Vice President and Assistant Treasurer

*Executing in the capacity of President

[Signature Page to Third Amendment]